UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 18, 2014

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 454-3759

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.  Shareholder Director Nominations

On August 18, 2014, Chimera Investment Corporation (the “Company”) issued a press release announcing that the Company’s 2014 annual meeting of shareholders (the “Annual Meeting”) will be held on October 23, 2014 (the “Annual Meeting”). Shareholders of record at close of business on August 28, 2014 will be entitled to notice of and to vote at the Annual Meeting.

The Company did not hold a 2012 or 2013 annual meeting of shareholders.  Accordingly, the deadline for receipt of shareholder director nominations has been set at August 28, 2014. In order for a shareholder director nomination to be considered timely, it must be received at the Company’s principal executive offices at 1211 Avenue of the Americas, Suite 2902, New York, NY 10036 (the “Executive Offices”) by August 28, 2014 and be directed to the attention of the Secretary.

Item 8.01. Other Events

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended, the deadline for receipt of shareholder proposals for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 has been set at August 28, 2014. In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company at the Executive Offices by August 28, 2014 and be directed to the attention of the Secretary.

Also, pursuant to the terms and conditions of the Company’s Bylaws, in order for a shareholder proposal made outside of Rule 14a-8 to be considered timely, the proposal must be received by the Company at the Executive Offices by August 28, 2014 and be directed to the attention of the Secretary.

Item 9.01  Financial Statements and Exhibits

            (d)     Exhibits

  99.1      Press Release, dated August 18, 2014, issued by Chimera Investment Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ Rob Colligan
			Name:	Rob Colligan
			Title:	Chief Financial Officer

Date:	August 18, 2014